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                                                              Exhibit 10 (xxiii)



                                  January 19, 1996



Mr. Clifford M. Sladnick
Senior Vice President and General Counsel
St .Paul Bancorp, Inc.
6700 West North Avenue
Chicago, IL 60707

Dear Mr. Sladnick:

In accordance with Section 2.1 of the Term Loan Agreement dated November 21, 1991 and the First Amendment to Term Loan Agreement dated June 30, 1993 (but effective as of May 5, 1993), by and among (i) the St. Paul Federal Bank For Savings Employee Stock Ownership Trust (Borrower), (ii) St. Paul Bancorp, Inc. (Holding Company), and (iii) Nationar (Lender), Northwest Savings Bank (Northwest), as successor in interest to Nationar with respect to the Term Loan, hereby elects to extend the duration of the Loan Commitment Period to June 30, 1997, subject to an adjustment in the aggregate principal amount of the Term Note from $18,000,000 to $14,000,000.

In addition, Northwest's willingness to extend the duration of the Loan Commitment Period to June 30, 1997 is subject to the term "Available Commitment" being amended to mean the difference between $13,000,000 and the aggregate outstanding principal amount of the Term Loan as of the date such difference is to be calculated.

The commitment of the Northwest to amend and extend the Term Note shall be subject to receipt of an update of your June 30, 1993 Opinion Letter as general counsel to St. Paul Bancorp, Inc. and an update of your June 30, 1993 Opinion Letter as general counsel to Patrick J. Agnew, Joseph C. Scully, Michael R. Notaro, Faustin A. Pipal and Alan J. Fredian in their capacities as trustees of the St. Paul Federal Bank For Savings Employee Stock Ownership Trust. Said opinion letters are to be addressed to Northwest Savings Bank and delivered to my attention.

The Borrower acknowledges and agrees that

           (i)  the current outstanding principal balance of the
                Note as of today is $3,368,000.00,
           (ii) all accrued interest owing on the Note through
                December 31, 1995 has been paid,
           (iii) the Term Loan Agreement shall be deemed to be
                amended and extended to the extent of the amendment to the Term Note set forth above,
           (iv) except as specifically amended hereby, the Term
                Loan Agreement and the First Amendment to the Term Loan Agreement shall continue in full force and effect without amendments thereto,
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           (v)  any and all security agreements, guaranties, pledge
                agreements and similar instruments securing payment of the Term Note and the indebtedness evidenced thereby shall continue in full force and effect as security for the Note until the Note is paid and satisfied in full.

The Guarantor expressly consents to the amendment and extension of the Note as described herein.

Please indicate the intent of the Borrower and Guarantor to proceed with the transaction described above on the terms and conditions set forth herein by signing the enclosed counterpart of this letter in the spaces provided and returning such signed counterpart to the undersigned.

Should you have any questions, please feel free to contact me.

                                       Sincerely



                                       Timothy A. Huber
                                       Vice President

IN WITNESS WHEREOF, the parties hereto have caused this letter to be executed by their respective officers thereunto duly authorized as of the day and year first above written.



St. Paul Bancorp, Inc.                    St. Paul Federal Bank For
                                             Savings Employee Stock
                                             Ownership Trust

By:   /s/ Patrick J. Agnew              By:  /s/ Patrick J. Agnew
      ---------------------------            -----------------------------
      Patrick J. Agnew, President                Patrick J. Agnew, Trustee

                                        By:  /s/ Alan J. Fredian
                                             -----------------------------
                                                 Alan J. Fredian, Trustee

                                        By:  /s/ Michael R. Notaro
                                             -----------------------------
                                                Michael R. Notaro, Trustee

                                        By:  /s/ Joseph C. Sully
                                             -----------------------------
                                                Joseph C. Scully, Trustee